Exhibit 99.1

Houston American Energy Corp Announces $13.14 Million Registered Direct Offering

HOUSTON – May 3, 2012 – Houston American Energy Corp (NYSE Amex: HUSA, the “Company”) announced today that it has entered into definitive agreements with certain institutional investors to sell 6,200,000 units, with each unit consisting of one of the Company’s common shares and one warrant to purchase one common share, for gross proceeds of approximately $13.14 million, before deducting placement agent fees and estimated offering expenses, in a "registered direct" offering.  The investors have agreed to purchase the units at a purchase price of $2.12 per unit. The warrants, which represent the right to acquire an aggregate of up to 6,200,000 common shares, will be exercisable at any time on or after November 9, 2012 and prior to November 9, 2015 at an exercise price of $2.68 per share, which was 120% of the closing price of the Company’s common shares on the NYSE Amex on May 2, 2012.  Canaccord Genuity Inc. acted as lead placement agent for the offering, and Pareto Securities AS acted as joint-lead agent for the offering.

The transaction is expected to close on May 8, 2012, subject to customary closing conditions. Houston American Energy Corp intends to use the proceeds from the offering for general working capital purposes, including funding the Company’s share of costs of development of properties in which the Company holds interests.

A shelf registration statement relating to these securities previously was filed and declared effective by the Securities and Exchange Commission.  A prospectus supplement related to the offering will be filed with the Securities and Exchange Commission.  This press release does not constitute an offer to sell or the solicitation of offers to buy any security and shall not constitute an offer, solicitation, or sale of any security in any jurisdiction in which such offer, solicitation, or sale would be unlawful.  A copy of the base prospectus and prospectus supplement (once filed) can be obtained at the Securities and Exchange Commission’s website http://www.sec.gov or via written request to Houston American Energy Corp. at 801 Travis Street, Suite 1425, Houston, TX, 77002, Attention Investor Relations.

About Houston American Energy Corp

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.

Forward-looking Statements

Disclosures in this press release may contain forward-looking statements relating to anticipated or expected events, activities, trends or results.  Forward-looking statements, can be identified by the use of forward looking terminology such as "believes," "suggests," "expects," "may," "goal," "estimates," "should," "likelihood," "plans," "targets," "intends," "could," or "anticipates," or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties. Such statements are made to provide the public with management’s current assessment of the Company’s business, and it should not be assumed that actual results will prove these statements to be correct. Security holders are cautioned that such forward-looking statements involve risks and uncertainties. The forward-looking statements contained in this press release speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based. Certain factors may cause results to differ materially from those anticipated by some of the statements made in this release. Please carefully review our filings with the SEC as we have identified many risk factors that impact our business plan.

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